UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2016

NEWGEN BIOPHARMA CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1537274	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3221 Dominquez Avenue, Quezon City, Philippines	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-624-4793

Former Name or Former Address, if Changed Since Last Report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Amendment to Articles of Incorporation

On November 16, 2016, the Board of Directors and stockholders holding at least a majority of the outstanding shares of common stock of NewGen BioPharma Corp., a Nevada corporation (formerly Greenwind NRG Inc.) (the “Company”), approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from seventy-five million (75,000,000) shares to three hundred million (300,000,000) shares (the “Authorized Common Stock Amendment”). The Authorized Common Stock Amendment was made effective upon the filing of a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State on November 18, 2016 (the “Certificate of Amendment”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Amended and Restated Bylaws

On November 16, 2016, our stockholders holding at least a majority of the outstanding shares of our common stock and our Board of Directors approved the amendment and restatement of our bylaws. The following discussion briefly summarizes some of the significant differences between our prior bylaws (the “Prior Bylaws”) and the amended and restated bylaws (the “Amended and Restated Bylaws”).

Number of Directors. The Prior Bylaws provide that the number of directors on the Board of Directors may be fixed and changed from time to time by ordinary resolution of the stockholders, provided that no reduction in the number of directors may shorten the term of an active director. The Amended and Restated Bylaws provide that the number of directors on the Board of Directors may be fixed and changed from time to time by ordinary resolution of the Company’s stockholders, or by ordinary resolution of the Company’s Board of Directors, provided that no reduction in the number of directors may shorten the term of an active director.

Dividends. The Prior Bylaws provide that dividends may be declared and paid out of available funds at such times as the Board of Directors may determine. The Amended and Restated Bylaws provide that the Board of Directors’ authority to declare and pay dividends to the Company’s stockholders its subject to the limitations set forth in Chapter 78 of the Nevada Revised Statutes.

Amendments. The Prior Bylaws provide that the bylaws shall be subject to alteration or repeal, and that new bylaws may be made, by a majority vote of the Company’s stockholders at an annual or special meeting, and that the Board of Directors shall have the power to make, adopt, alter, amend and repeal bylaws from time to time. The Amended and Restated Bylaws also provide that bylaws may be repealed, altered, amended or adopted by a majority vote of the Company’s stockholders at an annual or special meeting, unless a larger vote is required by the Company’s bylaws or Articles of Incorporation. The Amended and Restated Bylaws provide further that the Board of Directors shall also have the power to repeal, alter, amend and adopt bylaws by unanimous written consent, or by majority vote at any annual, regular or special meeting; provided, however, that such authority is subject to the power of the Company’s stockholders to amend or repeal such bylaws. Additionally, the Amended and Restated Bylaws provide that any amendment, repeal of modification which adversely affects any rights relating to the indemnification of the Company’s directors, officers, employees and agents, as provided in Article XII of the Amended and Restated Bylaws, will only be effective upon the prior written consent of such person(s) so affected.

Certain Acquisitions by Fiduciaries. The Amended and Restated Bylaws provide that Sections 78.378 to 78.3793 of the Nevada Revised Statutes, inclusive (entitled “Acquisition of Controlling Interest”), shall not apply to the Company. These provisions of the Nevada Revised Statutes provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. The Prior Bylaws do not address this matter, which means we would be subject to such provisions under the Prior Bylaws if we satisfied all conditions and requirements thereof.

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The Amended and Restated Bylaws include other changes which have not been summarized above, including administrative and stylistic changes. The foregoing description of the Amended and Restated Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.2 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On November 21, 2016, the Company sent an Information Statement to its stockholders regarding the Authorized Common Stock Amendment and the Amended and Restated Bylaws. A copy of the Information Statement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Articles of Incorporation dated November 18, 2016.
3.2	Amended and Restated Bylaws of NewGen BioPharma Corp.
99.1	Information Statement of NewGen BioPharma Corp. dated November 21, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen BioPharma Corp. a Nevada Corporation

Dated: November 21, 2016	By:	/s/ Jerwin Alfiler
Jerwin Alfiler
President

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